EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Gartner, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein, which appear in Gartner, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ KPMG LLP

KPMG LLP

Stamford, Connecticut
November 25, 2014